EXHIBIT 17.1

                  U.S. SECURITIES AND EXCHANGE COMMISSION
                           Washington, DC  20549

                                FORM 24F-2
                     ANNUAL NOTICE OF SECURITIES SOLD
                          PURSUANT TO RULE 24F-2

          Read instructions at end of Form before preparing Form.
                           Please print or type.

1.   Name and address of issuer:
               Money Market Obligations Trust
                    Federated Investors
                 Federated Investors Tower
            Pittsburgh, Pennsylvania 15222-3779

2. Name of each series or class of funds for which this notice is filed:

Government Obligations Fund
                                                 Prime
     Obligations Fund
                                                 Treasury
     Obligations Fund
                                                 Tax-Free
     Obligations Fund
                                                 Government
     Obligations Tax-Managed Fund

Automated Cash Management Trust
3.   Investment Company Act File Number:
811-5950
     Securities Act File Number:
33-31602

4.   Last day of fiscal year for which this notice is filed:
July 31, 1996

5. Check box if this notice is being filed more than 180 days after the close of the issuer's fiscal year for purposes of reporting securities sold after the close of the fiscal year but before termination of the issuer's 24f-2 declaration:

                                                  [   ]


6.   Date of termination of issuer's declaration under rule
     24f-2(a)(1), if applicable:


7. Number and amount of securities of the same class or series which had been registered under the Securities
     Act of 1933 other than pursuant to rule 24f-2 in a prior fiscal year, but which remained unsold at the beginning of the fiscal year:

     0:$0

8. Number and amount of securities registered during the fiscal year other than pursuant to rule 24f-2:
                                                       0:$0
9. Number and aggregate sale price of securities sold during the fiscal year (includes DRIP shares):

     112,892,800,900:$112,892,800,900







10. Number and aggregate sale price of securities sold during the fiscal year in reliance upon registration pursuant to rule 24f-2:

     112,892,800,900:$112,892,800,900

11. Number and aggregate sale price of securities issued during the fiscal year in connection with dividend reinvestment plans, if applicable:


12.  Calculation of registration fees:

     (i)  Aggregate sale price of securities sold during the
          fiscal
          year in reliance on rule 24f-2 (from Item 10):
                                             $112,892,800,9
          00
     (ii) Aggregate price of shares issued in connection
          with
          dividend reimbursement plans
          (from Item 11, if applicable)      +
     (iii)                                   Aggregate
          price of shares redeemed or repurchased
          during the fiscal year (if applicable)-
          107,760,429,868
     (iv) Aggregate price of shares redeemed or repurchased and previously applied as a reduction to filing fees pursuant to rule 24e-2 (if applicable)+
          -0-
     (v)  Net aggregate price of securities sold and issued
          during
          the fiscal year in reliance on rule 24f-2 [line
          (i), plus
          line (ii), less line (iii), plus line (iv)] (if
          applicable):                       $5,132,371,032

     (vi) Multiplier prescribed by Section 6(b) of the
          Securities
          Act of 1933 or other applicable law or regulation
          (see Instruction C.6):             x
          1/2900
     (vii)                                   Fee due [line
          (i) or line (v) multiplied by line (vi)]:
                                             $1,769,783


Instruction:                                   Issuers
          should complete lines (ii), (iii), (iv), and (v) only if the form in being filed within 60 days after the close of the issuer's fiscal year. See
          Instruction C.3.

13.  Check box if fees are being remitted to the
     Commission's lockbox depository as described in section
     3a of the Commission's Rules of Informal and Other
     Procedures
     (17 CFR 202.3a).
                                                  [   ]

     Date of mailing or wire transfer of filing fees to the Commission's lockbox depository:

September 16, 1996

                         SIGNATURES

This report has been signed below by the following persons on behalf of the issuer and in the capacities and on the dates indicated.


By (Signature and Title)*
                    J. Crilley Kelly
                    Assistant Secretary

Date:               September 16, 1996

 *  Please print the name and title of the signing officer
                    below the signature.





   FEDERATED ADMINISTRATIVE
             SERVICES

                                          FEDERATED INVESTORS TOWER
                                          PITTSBURGH, PA 15222-3779
                                          412-288-1900

                                   September 16, 1996


Money Market Obligations Trust
Federated Investors Tower
Pittsburgh, PA  15222-3779

Gentlemen:

     You have requested my opinion for use in conjunction with a Rule 24f-2 Notice for Money Market Obligations Trust (`Trust'') to be filed in respect of shares of the Trust (`Shares'') sold for the fiscal year ended July 31, 1996, pursuant to the Trust's registration statement filed with the Securities and Exchange Commission (the `SEC'') under the Securities Act of 1933 (File No.
33-31602 (`Registration Statement'').

     In its Registration Statement, the Trust elected to register an indefinite number of shares pursuant to the provisions of Investment Company Act Rule 24f-2.

     As counsel, I have participated in the preparation and filing of the Trust's amended Registration Statement under the Securities Act of 1933. Further, I have examined and am familiar with the provisions of the Declaration of Trust dated October 3, 1988 , (`Declaration of Trust''), the Bylaws of the Trust and such other documents and records deemed relevant. I have also reviewed questions of law and consulted with counsel thereon as deemed necessary or appropriate by me for the purposes of this opinion.
     On the basis of the foregoing, it is my opinion the Shares sold for the fiscal year ended July 31, 1996, registration of which the Rule 24f-2 Notice makes definite in number, were legally issued, fully paid and non-assessable by the Trust.



     I hereby consent to the filing of this opinion as an exhibit to the Rule 24f-2 Notice referred to above, the Registration Statement of the Trust and to any application or registration statement filed under the securities laws of any of the States of the United States.

     The foregoing opinion is limited to the Federal laws of the United States and the laws of the Commonwealth of Massachusetts, and I am expressing no opinion as to the effect of the laws of any other jurisdiction.


                                   Very truly yours,

                                   /s/ J. Crilley Kelly
                                       J. Crilley Kelly
                                       Fund Attorney








                       Money Market Obligations Trust

                            Federated Investors
                         Federated Investors Tower
                    Pittsburgh, Pennsylvania 15222-3779

                            September 16, 1996



EDGAR Operations Branch
Securities and Exchange Commission
Division of Investment Management
450 Fifth Street, Northwest
Washington, DC 20549

   RE:       Form 24f-2 for Money Market Obligations Trust
          1933 Act File No.  33-31602
          1940 Act File No. 811-5950

Dear Sir or Madam:

     Pursuant to the provisions of Rule 24f-2 of the Investment Company Act of 1940, I enclose form 24f-2 for Money Market Obligations Trust. This filing has been filed electronically via EDGAR.
     Since the aggregate sales price of securities sold exceeded the aggregate redemption proceeds of securities redeemed during the period for which form 24f-2 is filed, an additional filing fee in the amount of $1,769,783 pursuant to Rule 24f-2(c) has been FedDirect wire transferred to the U.S. Treasury Lockbox at Mellon Bank in Pittsburgh.

     As required by Rule 24f-2(b), a conformed opinion of counsel has been electronically filed herewith which indicates whether the securities, the registration of which this form makes definite in number, were legally issued, fully paid and non-assessable.

                                   Very truly yours,



                                   /s/ J. Crilley Kelly
                                       J. Crilley Kelly
                                       Assistant Secretary

Enclosures

cc:  Charles H. Morin, Esquire
     Matthew G. Maloney, Esquire
     Linda L. Banas